Exhibit 99.1

Curtiss-Wright Reports Fourth Quarter and Full-Year 2020 Financial Results; Issues Initial Full-Year 2021 Guidance

Q4 Results Reflect Strong Defense Market Sales Growth and Benefits of Restructuring Savings; Company Achieves Record Q4 and FY20 Adjusted Free Cash Flow

Introduces New Segment and End Market Structure Effective Q1 2021

DAVIDSON, N.C.--(BUSINESS WIRE)--February 24, 2021--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the fourth quarter and full-year ended December 31, 2020.

Fourth Quarter 2020 Highlights:

  Reported diluted earnings per share (EPS) of $1.30; Adjusted diluted EPS of $2.39, up 12%;
  Reported record free cash flow (FCF) of $246 million, with record Adjusted FCF of $256 million, up 3%;
  Net sales of $668 million, up 2%, led by strong 15% organic growth in defense markets;
  Reported operating income of $76 million, with Reported operating margin of 11.4%, including a $33 million non-cash impairment of a German valves business classified as held for sale;
  Adjusted operating income of $133 million, up 8%;
  Adjusted operating margin of 19.8%, up 100 basis points compared to the prior year, principally reflecting the benefits of cost containment and restructuring initiatives; and
  Share repurchases of approximately $62 million.

Full-Year 2020 Highlights:

  Reported diluted EPS of $4.80, with Adjusted diluted EPS of $6.87;
  Reported FCF of $214 million, with record Adjusted FCF of $394 million, up 6%, and an Adjusted free cash flow conversion of 137%;
  Net sales of $2.4 billion, down 4%, with defense market sales up 17% (up 10% organic);
  Reported operating income of $289 million, with Reported operating margin of 12.1%;
  Adjusted operating income of $391 million, down 5%;
  Adjusted operating margin of 16.3%, down 20 basis points compared to the prior year, as strength in our defense markets and the benefits of our cost containment and restructuring initiatives partially offset reduced commercial markets sales; and
  Total share repurchases of $200 million.

“As we reflect on Curtiss-Wright’s performance in 2020, I am proud of the team and their agility, resilience and focus to achieve exceptional results in a very challenging year,” said Lynn M. Bamford, President and CEO of Curtiss-Wright Corporation.

“We concluded 2020 by delivering solid fourth quarter results, driven by sequentially higher sales across all of our major end markets. During the quarter, we benefited from the acceleration of growth in our defense markets, the contribution from our recent PacStar acquisition and improving trends in our commercial markets. In addition, our strong financial performance reflects the savings generated by our restructuring actions and the benefit of our opportunistic share repurchase activity.

“Turning to our full-year 2020 results, we delivered strong full-year Adjusted operating margin, just shy of the prior year’s performance. We remain committed to achieving our 17% target in 2022. Further, we achieved record Adjusted free cash flow and leveraged our strong and healthy balance sheet to implement our balanced capital allocation strategy by completing our largest acquisition to date of $400 million, executing $200 million in share repurchases and maintaining a stable dividend.

“Looking ahead to 2021, we are projecting mid-to-high single digit growth in sales, Adjusted operating income and Adjusted diluted EPS. We are confident that our team can maintain its high level of performance and execution to keep us on a path to achieve our long-term targets. Additionally, today we are announcing new segment and end market structures to better align our business to our key strategies and industry drivers, while also helping to simplify our portfolio for investors. This is the first step, ahead of our planned May 2021 investor day, in communicating our new vision and strategy which will drive long-term profitable growth and deliver significant value for our shareholders.”

Fourth Quarter 2020 Operating Results

(In millions)	Q4-2020	Q4-2019	Change
Sales	$668.4	$655.8	2%
Reported operating income	$76.5	$120.7	(37%)
Adjustments (1)	56.4	2.5
Adjusted operating income (1)	$132.8	$123.2	8%
Adjusted operating margin (1)	19.8%	18.8%	100 bps
(1)

Fourth quarter 2020 Adjusted results exclude $33 million related to an impairment of a German valves business within the Commercial/Industrial segment classified as held for sale, $12 million in restructuring costs and $11 million in one-time inventory step-up, backlog amortization and transaction costs for acquisitions. Amounts may not add due to rounding.

  Sales of $668 million, up $13 million, or 2%, reflect sequentially higher sales across all of our major end markets;
  Sales to the defense markets increased 27%, 15% of which was organic, led by strong growth in aerospace and naval defense, as well as the contribution of the PacStar acquisition in ground defense. Commercial sales decreased 18%, due to reduced demand in the commercial aerospace, general industrial and power generation markets. Please refer to the accompanying tables for an overall breakdown of sales by end market;
  Adjusted operating income was $133 million, up 8%, reflecting higher revenues in the Defense and Power segments, partially offset by reduced operating income on lower sales in the Commercial/Industrial segment;
  Adjusted operating margin increased 100 basis points to 19.8%, reflecting the benefits of our company-wide restructuring and cost containment actions, most notably in the Commercial/Industrial segment; and
  Non-segment expenses of $10 million increased by $2 million compared to the prior year, primarily due to higher corporate costs.

Free Cash Flow

(In millions)	Q4-2020	Q4-2019	Change
Net cash provided by operating activities	$257.4	$262.4	(2%)
Capital expenditures	(11.2)	(19.8)	44%
Reported free cash flow	$246.2	$242.6	2%
Adjustment to capital expenditures (DRG facility investment) (1)	0.1	5.3	-
Restructuring (1)	9.6	-	-
Adjusted free cash flow (1)	$256.0	$247.9	3%
(1)

Adjusted free cash flow excludes a capital investment related to the new, state-of-the-art naval facility principally for DRG which impacted both periods, and the cash impact from restructuring in the current period. Amounts may not add due to rounding.

  Reported free cash flow was $246 million, an increase of $4 million compared to the prior year, as lower cash earnings were offset by improvements in working capital and reductions in capital expenditures;
  Capital expenditures decreased $9 million to $11 million compared to the prior year, primarily due to lower capital investments within the Power segment; and
  Adjusted free cash flow was $256 million in the fourth quarter, producing a free cash flow conversion rate of 259%.

New Orders and Backlog

  New orders of $573 million decreased 2% compared with the prior year period, as solid demand for defense electronics and the contribution from our PacStar acquisition were more than offset by reduced commercial aerospace orders; and
  Backlog of $2.2 billion was unchanged from December 31, 2019, as growth in our defense markets of 12% was offset by lower commercial market demand principally driven by the pandemic.

Share Repurchase and Dividends

  During the fourth quarter, the Company repurchased 613,953 shares of its common stock for approximately $62 million, or an average of $101.32 per share;
  Year-to-date, the Company repurchased 1.98 million shares for $200 million, or an average of $100.82 per share, which included $150 million repurchased opportunistically; and
  The Company also declared a quarterly dividend of $0.17 a share, unchanged from the previous quarter.

Other Items – Business Held for Sale

  During the fourth quarter, the Company classified its German valves business within its Commercial/Industrial segment as held for sale and its results have been adjusted from comparisons between our future financial guidance and prior year results.

Fourth Quarter 2020 Segment Performance

Commercial/Industrial

(In millions)	Q4-2020	Q4-2019	Change
Sales	$249.2	$296.1	(16%)
Reported operating income	$7.4	$49.4	(85%)
Adjustments (1)	40.0	-
Adjusted operating income (1)	$47.3	$49.4	(4%)
Adjusted operating margin (1)	19.0%	16.7%	230 bps
(1)

Adjusted results exclude an impairment of a valves business classified as held for sale, restructuring costs and one-time backlog amortization and transaction costs for acquisitions. Amounts may not add due to rounding.

  Sales of $249 million decreased $47 million, or 16%, but improved sequentially across our major commercial and industrial end markets compared with third quarter 2020 results;
  Commercial aerospace market revenues were driven by reduced OEM sales of actuation and sensors equipment, as well as surface treatment services, as expected due to customer-driven production slowdowns;
  General industrial market revenue declines principally reflect reduced year-over-year sales for industrial valves;
  Reported operating income was $7 million, with Reported operating margin of 3.0%; and
  Adjusted operating income was $47 million, down 4% from the prior year, while Adjusted operating margin increased 230 basis points to 19.0%, principally driven by the benefits of our cost containment and restructuring initiatives.

Defense

(In millions)	Q4-2020	Q4-2019	Change
Sales	$217.5	$173.3	26%
Reported operating income	$42.3	$43.7	(3%)
Adjustments (1)	10.6	0.5
Adjusted operating income (1)	$52.9	$44.2	20%
Adjusted operating margin (1)	24.2%	25.5%	(130 bps)
(1)	Adjusted results exclude restructuring costs and one-time backlog amortization and transaction costs for acquisitions.
  Sales of $217 million, up $44 million, or 26%;
  Higher aerospace defense market revenues were driven by increased sales of embedded computing and flight test instrumentation equipment on various fighter jet programs, partially offset by the timing of orders on Unmanned Aerial Vehicle (UAV) platforms;
  Higher ground defense market revenues principally reflect the contribution from the PacStar acquisition;
  Strong naval defense market revenue growth reflected the timing of production and acceleration of valve revenues on submarine and aircraft carrier programs, as well as the contribution from the 901D acquisition;
  Reported operating income was $42 million, with Reported operating margin of 19.4%; and
  Adjusted operating income was $53 million, up 20% from the prior year, while Adjusted operating margin decreased 130 basis points to 24.2%, as the benefits of our cost containment and restructuring initiatives were more than offset by higher research and development costs.

Power

(In millions)	Q4-2020	Q4-2019	Change
Sales	$201.8	$186.4	8%
Reported operating income	$36.8	$36.0	2%
Adjustments (1)	5.8	2.0
Adjusted operating income (1)	$42.6	$38.0	12%
Adjusted operating margin (1)	21.1%	20.4%	70 bps
(1)	Adjusted results exclude restructuring costs and one-time transition and IT security costs associated with the relocation of our DRG business.
  Sales of $202 million, up $15 million, or 8%;
  Strong naval defense market revenue growth reflected higher production revenues on Virginia and Columbia class submarines, CVN-80 and CVN-81 aircraft carriers and higher service center sales;
  Reduced power generation market sales principally reflect lower domestic and international aftermarket revenues, as well as lower revenues on the CAP1000 program;
  Reported operating income was $37 million, with Reported operating margin of 18.2%; and
  Adjusted operating income was $43 million, up 12%, while Adjusted operating margin increased 70 basis points to 21.1%, driven by improved overhead absorption on higher naval defense sales and the benefits of our cost containment and restructuring initiatives.

Full-Year 2021 Guidance

The Company’s full-year 2021 Adjusted financial guidance is as follows:

(In millions, except EPS)	2021 Reported (GAAP) Guidance	2021 Adjustments (1)	2021 Adjusted (Non-GAAP) Guidance	2021 Adjusted Chg vs 2020 Restated
Total Sales	$2,490 - $2,540	($45)	$2,445 - $2,495	Up 6% - 8%
Operating Income	$402 - $412	$2	$404 - $414	Up 7% - 10%
Operating Margin	16.1% - 16.2%	40 bps	16.5% - 16.6%	Up 20 - 30 bps
Diluted EPS	$6.90 - $7.10	$0.10	$7.00 - $7.20	Up 6% - 9%
Diluted Shares Outstanding	41.4	-	41.4
Free Cash Flow	$330 - $360	-	$330 - $360
(1)

2021 Adjusted financial guidance used in comparisons to 2020 financial results excludes one-time backlog amortization and deferred revenue adjustments associated with the acquisition of PacStar, as well as our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited and our German valves business which was classified as held for sale, both in the fourth quarter of 2020.

New Segment Structure and Realignment:

Beginning in the first quarter of 2021, the Corporation is realigning its segments, as follows:

  The Company will now operate under the following three segments: Aerospace & Industrial, Defense Electronics, and Naval & Power;
  The Aerospace & Industrial segment will be comprised of actuation and sensors products and surface treatment services serving the defense and commercial aerospace markets, as well as electronic components and systems, industrial automation and surface treatment services serving the general industrial market;
  The Defense Electronics segment will be comprised primarily of the electronics businesses serving the aerospace and defense markets;
  The Naval & Power segment will be comprised of major naval propulsion equipment serving the naval defense market, as well as process and energy solutions serving both the nuclear and process markets; and
  In addition, the Company is concentrating all of its valves related operations – which presently reside within the current Commercial/Industrial and Defense segments – solely into the new Naval & Power segment.

New End Market Structure and Realignment:

  The Company’s new end market structure will consist of two primary markets, (1) Aerospace & Defense and (2) Commercial;
  Aerospace & Defense markets will now represent approximately two-thirds of total 2021 estimated revenue, and will include all current Defense market revenues (aerospace, ground, naval) and all Commercial Aerospace market revenues;
  Commercial markets will now represent approximately one-third of total 2021 estimated revenue and will be comprised of two major end markets: Power & Process and General Industrial;
  The new Power & Process end market will be comprised of 1) Nuclear and 2) Process, while the new General Industrial end market will now be comprised of 1) Industrial Vehicles and 2) Industrial Automation and Services;
  In addition, our new Power & Process market revenues will be concentrated within the new Naval & Power segment, and the new General Industrial market revenues will be concentrated within the new Aerospace & Industrial segment; and
  Historical financial results in the new segment structure for 2020 and 2019 periods can be found in this release and available in the Investor Relations section of our website.

A more detailed breakdown of the Company’s 2021 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts can be found in the accompanying schedules.

Conference Call & Webcast Information

The Company will host a conference call to discuss fourth quarter and full-year 2020 financial results and expectations for 2021 guidance at 10:00 a.m. ET on Thursday, February 25, 2021. A live webcast of the call and the accompanying financial presentation, as well as a replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended				Year Ended
	December 31,		Change		December 31,		Change
	2020	2019	$	%	2020	2019	$	%
Product sales	$583,314	$552,918	$30,396	5%	$2,041,086	$2,073,530	$(32,444)	(2)%
Service sales	85,130	102,853	(17,723)	(17)%	350,250	414,431	(64,181)	(15)%
Total net sales	668,444	655,771	12,673	2%	2,391,336	2,487,961	(96,625)	(4)%

Cost of product sales	373,676	343,286	30,390	9%	1,319,562	1,329,761	(10,199)	(1)%
Cost of service sales	52,967	66,733	(13,766)	(21)%	230,547	259,455	(28,908)	(11)%
Total cost of sales	426,643	410,019	16,624	4%	1,550,109	1,589,216	(39,107)	(2)%

Gross profit	241,801	245,752	(3,951)	(2)%	841,227	898,745	(57,518)	(6)%

Research and development expenses	20,653	18,017	2,636	15%	74,816	72,520	2,296	3%
Selling expenses	27,887	30,558	(2,671)	(9)%	109,537	120,861	(11,324)	(9)%
General and administrative expenses	72,773	76,523	(3,750)	(5)%	303,288	301,411	1,877	1%
Impairment of assets held for sale	33,043	—	33,043	NM	33,043	—	33,043	NM
Restructuring expenses	10,965	—	10,965	NM	31,695	—	31,695	NM

Operating income	76,480	120,654	(44,174)	(37)%	288,848	403,953	(115,105)	(28)%

Interest expense	10,486	8,164	2,322	28%	35,545	31,347	4,198	13%
Other income, net	2,904	6,152	(3,248)	(53)%	9,748	23,856	(14,108)	(59)%

Earnings before income taxes	68,898	118,642	(49,744)	(42)%	263,051	396,462	(133,411)	(34)%
Provision for income taxes	(14,905)	(29,234)	14,329	(49)%	(61,659)	(88,879)	27,220	(31)%
Net earnings	$53,993	$89,408	$(35,415)	(40)%	$201,392	$307,583	$(106,191)	(35)%

Net earnings per share:
Basic earnings per share	$1.31	$2.09			$4.83	$7.20
Diluted earnings per share	$1.30	$2.08			$4.80	$7.15

Dividends per share	$0.17	$0.17			$0.68	$0.66

Weighted average shares outstanding:
Basic	41,209	42,687			41,738	42,739
Diluted	41,460	42,986			41,999	43,016

NM = Not Meaningful

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	December 31,	December 31,	Change
	2020	2019	%
Assets
Current assets:
Cash and cash equivalents	$198,248	$391,033	(49)%
Receivables, net	588,718	632,194	(7)%
Inventories, net	428,879	424,835	1%
Assets held for sale	27,584	—	NM
Other current assets	57,395	81,729	(30)%
Total current assets	1,300,824	1,529,791	(15)%
Property, plant, and equipment, net	378,200	385,593	(2)%
Goodwill	1,455,137	1,166,680	25%
Other intangible assets, net	609,630	479,907	27%
Operating lease right-of-use assets, net	150,898	165,490	(9)%
Prepaid pension asset	92,531	—	NM
Other assets	34,114	36,800	(7)%
Total assets	$4,021,334	$3,764,261	7%

Liabilities
Current liabilities:
Current portion of long-term and short term debt	$100,000	$—	NM
Accounts payable	201,237	222,000	(9)%
Accrued expenses	140,200	164,744	(15)%
Income taxes payable	6,633	7,670	(14)%
Deferred revenue	253,411	276,115	(8)%
Liabilities held for sale	10,141	—	NM
Other current liabilities	98,755	74,202	33%
Total current liabilities	810,377	744,731	9%
Long-term debt, net	958,292	760,639	26%
Deferred tax liabilities	115,007	80,159	43%
Accrued pension and other postretirement benefit costs	98,345	138,635	(29)%
Long-term operating lease liability	133,069	145,124	(8)%
Long-term portion of environmental reserves	15,422	15,026	3%
Other liabilities	103,248	105,575	(2)%
Total liabilities	2,233,760	1,989,889	12%

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187	0%
Additional paid in capital	122,535	116,070	6%
Retained earnings	2,670,328	2,497,111	7%
Accumulated other comprehensive loss	(310,856)	(325,274)	(4)%
Less: cost of treasury stock	(743,620)	(562,722)	32%
Total stockholders' equity	1,787,574	1,774,372	1%

Total liabilities and stockholders' equity	$4,021,334	$3,764,261	7%

NM = Not Meaningful

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SEGMENT INFORMATION (UNAUDITED)
($'s in thousands)

	Three Months Ended			Year Ended
	December 31,			December 31,
			Change			Change
	2020	2019	%	2020	2019	%
Sales:
Commercial/Industrial	$249,219	$296,093	(16)%	$949,762	$1,137,818	(17)%
Defense	217,469	173,252	26%	733,856	625,940	17%
Power	201,756	186,426	8%	707,718	724,203	(2)%

Total sales	$668,444	$655,771	2%	$2,391,336	$2,487,961	(4)%

Operating income (expense):
Commercial/Industrial	$7,390	$49,415	(85)%	$81,581	$179,637	(55)%
Defense	42,280	43,706	(3)%	140,406	137,286	2%
Power	36,783	35,999	2%	104,626	122,139	(14)%

Total segments	$86,453	$129,120	(33)%	$326,613	$439,062	(26)%
Corporate and other	(9,973)	(8,466)	(18)%	(37,765)	(35,109)	(8)%

Total operating income	$76,480	$120,654	(37)%	$288,848	$403,953	(28)%

Operating margins:
Commercial/Industrial	3.0%	16.7%	(1,370 bps)	8.6%	15.8%	(720 bps)
Defense	19.4%	25.2%	(580 bps)	19.1%	21.9%	(280 bps)
Power	18.2%	19.3%	(110 bps)	14.8%	16.9%	(210 bps)
Total Curtiss-Wright	11.4%	4.9%	650 bps	12.1%	16.2%	(410 bps)

Segment margins	12.9%	19.7%	(680 bps)	13.7%	17.6%	(390 bps)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Year Ended
	December 31,			December 31,
			Change			Change
	2020	2019	%	2020	2019	%
Defense markets:
Aerospace	$130,715	$122,886	6%	$463,835	$416,841	11%
Ground	44,082	24,049	83%	107,287	93,432	15%
Naval	196,011	144,405	36%	692,168	568,776	22%
Total Defense	$370,808	$291,340	27%	$1,263,290	$1,079,049	17%

Commercial markets:
Aerospace	$82,810	$112,801	(27)%	$325,518	$433,038	(25)%
Power Generation	90,924	113,979	(20)%	331,983	392,173	(15)%
General Industrial	123,902	137,651	(10)%	470,545	583,701	(19)%
Total Commercial	$297,636	$364,431	(18)%	$1,128,046	$1,408,912	(20)%

Total Curtiss-Wright	$668,444	$655,771	2%	$2,391,336	$2,487,961	(4)%

Use of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

The Company’s presentation of its financials and guidance includes an Adjusted (non-GAAP) view that excludes an impairment of a German valves business classified as held for sale, significant restructuring costs in 2020 associated with its operations, including one-time actions taken in response to COVID-19, a non-cash impairment of capitalized development costs related to a commercial aerospace program, first year purchase accounting costs associated with its acquisitions, as well as one-time transition and IT security costs, and capital investments, specifically associated with the relocation of the DRG business in the Power segment. Transition costs include relocation of employees and equipment as well as overlapping facility and labor costs associated with the relocation. We believe this Adjusted view will provide improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Operating Income, Operating Margin, Net Earnings and Diluted EPS
These Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share (EPS) under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions for current and prior year periods, specifically one-time inventory step-up, backlog amortization and transaction costs; (ii) one-time transition and IT security costs associated with the relocation of a business in the current year period; (iii) the non-cash impairment of capitalized development costs related to a commercial aerospace program; and (iv) significant restructuring costs in 2020 associated with its operations, and (v) an impairment of a German valves business classified as held for sale.

Organic Sales and Organic Operating Income
The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income excluding the impact of restructuring costs, impairment of assets held for sale, foreign currency fluctuations and contributions from acquisitions made during the last twelve months.

	Three Months Ended
	December 31,
	2020 vs. 2019
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	(18)%	(4)%	5%	6%	8%	18%	(5)%	5%
Acquisitions	1%	(1)%	20%	(8)%	0%	0%	6%	(3)%
Impairment of assets held for sale	0%	(67)%	0%	0%	0%	0%	0%	(28)%
Restructuring	0%	(13)%	0%	0%	0%	(16)%	0%	(11)%
Foreign Currency	1%	0%	1%	(1)%	0%	0%	1%	0%
Total	(16)%	(85)%	26%	(3)%	8%	2%	2%	(37)%

	Year Ended
	December 31,
	2020 vs. 2019
	Commercial/Industrial		Defense		Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
Organic	(18)%	(25)%	5%	6%	(2)%	0%	(8)%	(10)%
Acquisitions	1%	(1)%	12%	(2)%	0%	0%	4%	(1)%
Impairment of assets held for sale	0%	(18)%	0%	0%	0%	0%	0%	(8)%
Restructuring	0%	(11)%	0%	(3)%	0%	(14)%	0%	(9)%
Foreign Currency	0%	0%	0%	1%	0%	0%	0%	0%
Total	(17)%	(55)%	17%	2%	(2)%	(14)%	(4)%	(28)%

Free Cash Flow and Free Cash Flow Conversion
The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as cash flow provided by operating activities less capital expenditures. Adjusted free cash flow excludes: (i) a capital investment in the Power segment related to the new, state-of-the-art naval facility principally for DRG; (ii) a voluntary contribution to the Company’s corporate defined benefit pension plan made in the first quarter of 2020; and (iii) the cash impact from restructuring in 2020. The Corporation discloses free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as free cash flow divided by net earnings from continuing operations. Adjusted free cash flow conversion is defined as Adjusted free cash flow divided by Adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net cash provided by operating activities	$257,396	$262,389	$261,180	$421,404
Capital expenditures	(11,158)	(19,833)	(47,499)	(69,752)
Free cash flow	$246,238	$242,556	$213,681	$351,652
Voluntary pension contribution	—	—	150,000	—
Adjustment to capital expenditures (DRG facility investment)	139	5,298	10,251	19,284
Restructuring	9,582	—	20,258	—
Adjusted free cash flow	$255,959	$247,854	$394,190	$370,936
Adjusted free cash flow conversion	259%	277%	137%	121%

CURTISS-WRIGHT CORPORATION
2020 Reconciliation Reported (GAAP) to Adjusted (Non-GAAP)
(Old Segment Structure)
As of February 24, 2021
($'s in millions, except per share data)

	2019 Reported (GAAP)	2019 Adjustments (1) (Non-GAAP)	2019 Adjusted (1) (Non-GAAP)	2020 Reported (GAAP)	2020 Restructuring Adjustments (2) (Non-GAAP)	2020 Other Adjustments (2) (Non-GAAP)	2020 Adjusted (2) (Non-GAAP)	2020 Chg vs 2019 Adjusted
Sales:
Commercial/Industrial	$1,138	$-	$1,138	$950	$-	$-	$950
Defense	626	2	628	734	-	2	736
Power	724	-	724	708	-	-	708
Total sales	$2,488	$2	$2,490	$2,391	$-	$2	$2,393	(4%)

Operating income:
Commercial/Industrial	$180	$-	$180	$82	$20	$36	$138
Defense	137	2	140	140	3	23	166
Power	122	4	126	105	17	3	125
Total segments	439	7	446	327	41	61	429
Corporate and other	(35)	-	(35)	(38)	-	-	(38)
Total operating income	$404	$7	$411	$289	$41	$61	$391	(5%)

Interest expense	$(31)	$-	$(31)	$(36)	$-	$-	$(36)
Other income, net	24	-	24	10	2	10	21
Earnings before income taxes	397	7	403	263	43	71	377
Provision for income taxes	(89)	(2)	(90)	(62)	(10)	(17)	(88)
Net earnings	$308	$5	$313	$201	$33	$54	$289

Diluted earnings per share	$7.15	$0.12	$7.27	$4.80	$0.78	$1.30	$6.87	(5%)
Diluted shares outstanding	43.0		43.0	42.0			42.0
Effective tax rate	22.4%		22.4%	23.4%			23.4%

Operating margins:
Commercial/Industrial	15.8%	-	15.8%	8.6%	+220 bps	+380 bps	14.5%	(130 bps)
Defense	21.9%	+40 bps	22.3%	19.1%	+40 bps	+310 bps	22.6%	30 bps
Power	16.9%	+50 bps	17.4%	14.8%	+240 bps	+40 bps	17.6%	20 bps
Total operating margin	16.2%	+30 bps	16.5%	12.1%	+170 bps	+260 bps	16.3%	(20 bps)

Free cash flow (3)	$352	$19	$371	$214	$20	$160	$394

Notes: Full year amounts may not add due to rounding.

(1) 2019 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding the impact of first year purchase accounting costs associated with acquisitions (Defense segment), specifically one-time backlog amortization and transaction costs, as well as one-time transition and IT security costs related to the relocation of the DRG business (Power Segment).

(2) 2020 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding restructuring costs, first year purchase accounting costs, specifically one-time backlog amortization and transaction costs associated with acquisitions, a non-cash impairment of capitalized development costs related to a commercial aerospace program, one-time transition and IT security costs related to the relocation of the DRG business, as well as a $10 million non-cash currency translation loss (within non-operating income) related to the liquidation of a foreign legal entity. 2020 Adjusted financial results also exclude an impairment loss of $33 million for our industrial valve business in Germany, which was classified as held for sale during the fourth quarter of 2020.

(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2019 Adjusted Free Cash Flow excludes a $19 million capital investment in the Power segment related to construction of a new, state-of-the-art naval facility for the DRG business. 2020 Adjusted Free Cash Flow guidance excludes a $150 million voluntary contribution made in January to the Company’s corporate defined benefit pension plan, a $20 million cash impact from restructuring, and a $10 million capital investment related to the new, state-of-the-art naval facility principally for DRG.

CURTISS-WRIGHT CORPORATION
2021 Segment Reorganization
As of February 24, 2021
($'s in millions, except per share data)

	2020 Adjusted (Non-GAAP)	Division Realignment	Exiting Non-Core Operations	2020 Adjusted (2,3) (Non-GAAP)		2021 Adjusted Guidance (2,4) (Non-GAAP)
	(Prior Structure)			(New Segment Structure)	(New Segment Structure)			2021 Chg vs 2020 Adjusted
						Low	High
Sales:					Sales:
Commercial/Industrial	$950	$(144)	$(67)	$738	Aerospace & Industrial	$745	$760	1 - 3%
Defense	736	(125)	-	611	Defense Electronics	740	755	21 - 24%
Power	708	269	(26)	951	Naval & Power	960	980	1 - 3%
Total sales	$2,393	$-	$(93)	$2,300	Total sales	$2,445	$2,495	6 to 8%

Operating income:					Operating income:
Commercial/Industrial	$138	$(24)	$(16)	$98	Aerospace & Industrial	$112	$115	14 - 18%
Defense	166	(22)	-	144	Defense Electronics	157	162	9 - 12%
Power	125	46	-	171	Naval & Power	172	177	1 - 4%
Total segments	429	-	(16)	413	Total segments	441	454
Corporate and other	(38)	-	-	(38)	Corporate and other	(38)	(39)
Total operating income	$391	$-	$(16)	$375	Total operating income	$404	$414	7 to 10%

Interest expense	$(36)	$-	$-	$(36)	Interest expense	$(41)	$(42)
Other income, net	21	-	-	21	Other income, net	15	17
Earnings before income taxes	377	-	(16)	361	Earnings before income taxes	378	389
Provision for income taxes	(88)	-	4	(85)	Provision for income taxes	(89)	(92)
Net earnings	$289	$-	$(12)	$277	Net earnings	$290	$298

Diluted earnings per share	$6.87	$-	$(0.29)	$6.59	Diluted earnings per share	$7.00	$7.20	6 to 9%
Diluted shares outstanding	42.0			42.0	Diluted shares outstanding	41.4	41.4
Effective tax rate	23.4%			23.4%	Effective tax rate	23.5%	23.5%

Operating margins:					Operating margins:
Commercial/Industrial	14.5%	NM	NM	13.3%	Aerospace & Industrial	15.0%	15.2%	170 to 190 bps
Defense	22.6%	NM	NM	23.6%	Defense Electronics	21.2%	21.4%	(220 to 240 bps)
Power	17.6%	NM	NM	18.0%	Naval & Power	18.0%	18.1%	0 to 10 bps
Total operating margin	16.3%	NM	NM	16.3%	Total operating margin	16.5%	16.6%	20 to 30 bps

Free cash flow (5)	$394	$-	$-	$394	Free cash flow	$330	$360

Notes:
(1) Full year amounts may not add due to rounding
(2) The above supplemental financial information by reportable segment for the 2020 and 2021 reporting periods reflects the Corporation’s first quarter 2021 segment reorganization.

(3) 2020 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding restructuring costs, first year purchase accounting costs, specifically one-time backlog amortization and transaction costs associated with acquisitions, a non-cash impairment of capitalized development costs related to a commercial aerospace program, and one-time transition and IT security costs related to the relocation of the DRG business, as well as a $10 million non-cash currency translation loss (within non-operating income) related to the liquidation of a foreign legal entity. 2020 financial results excludes our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited, as well as our German valves business which was classified as held for sale, both in the fourth quarter of 2020.

(4) 2021 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding the first quarter 2021 segment reorganization, our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited, as well as our German valves business which was classified as held for sale, both in the fourth quarter of 2020, first year purchase accounting costs, specifically one-time backlog amortization and transaction costs associated with acquisitions, and a one-time, $3 million pension settlement charge related to the retirement of two former executives (within non-operating income).

(5) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2020 Adjusted Free Cash Flow guidance excludes a $150 million voluntary contribution made in January to the Company’s corporate defined benefit pension plan, a $20 million cash impact from restructuring, and a $10 million capital investment related to the new, state-of-the-art naval facility principally for DRG.

CURTISS-WRIGHT CORPORATION
2021 Guidance (New Segment Structure)
As of February 24, 2021
($'s in millions, except per share data)

	2020 Adjusted (1,3) (Non-GAAP)	2021 Reported Guidance (GAAP)		Exiting Non- Core Operations	2021 Adjustments (2) (Non-GAAP)	2021 Adjusted Guidance (2) (Non-GAAP)
		Low	High			Low	High	2021 Chg vs 2020 Adjusted
Sales:
Aerospace & Industrial	$738	$759	$774	$(14)	$-	$745	$760	1 - 3%
Defense Electronics	611	740	755	-	-	740	755	21 - 24%
Naval & Power	951	991	1,011	(31)	-	960	980	1 - 3%
Total sales	$2,300	$2,490	$2,540	$(45)	$-	$2,445	$2,495	6 to 8%

Operating income:
Aerospace & Industrial	$98	$114	$117	$(2)	$-	$112	$115	14 - 18%
Defense Electronics	144	151	156	-	6	157	162	9 - 12%
Naval & Power	171	174	179	(2)	-	172	177	1 - 4%
Total segments	413	439	452	(4)	6	441	454
Corporate and other	(38)	(38)	(39)	-	-	(38)	(39)
Total operating income	$375	$402	$412	$(4)	$6	$404	$414	7 to 10%

Interest expense	$(36)	$(41)	$(42)	$-	$-	$(41)	$(42)
Other income, net	21	12	13	-	3	15	17
Earnings before income taxes	361	373	384	(4)	9	378	389
Provision for income taxes	(85)	(87)	(90)	1	(2)	(89)	(92)
Net earnings	$277	$286	$294	$(3)	$7	$290	$298

Diluted earnings per share	$6.59	$6.90	$7.10	$(0.07)	$0.17	$7.00	$7.20	6 to 9%
Diluted shares outstanding	42.0	41.4	41.4			41.4	41.4
Effective tax rate	23.4%	23.5%	23.5%			23.5%	23.5%

Operating margins:
Aerospace & Industrial	13.3%	15.0%	15.1%	+10 bps	-	15.0%	15.2%	170 to 190 bps
Defense Electronics	23.6%	20.4%	20.6%	-	+80 bps	21.2%	21.4%	(220 to 240 bps)
Naval & Power	18.0%	17.6%	17.7%	+40 bps	-	18.0%	18.1%	0 to 10 bps
Total operating margin	16.3%	16.1%	16.2%	+20 bps	+20 bps	16.5%	16.6%	20 to 30 bps

Free cash flow	$394	$330	$360	-	-	$330	$360

Notes: Full year amounts may not add due to rounding. All financial information by reportable segment for the 2020 and 2021 reporting periods reflects the Corporation’s first quarter 2021 segment reorganization.
(1) 2020 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding restructuring costs, first year purchase accounting costs, specifically one-time backlog amortization and transaction costs associated with acquisitions, a non-cash impairment of capitalized development costs related to a commercial aerospace program, and one-time transition and IT security costs related to the relocation of the DRG business, as well as a $10 million non-cash currency translation loss (within non-operating income) related to the liquidation of a foreign legal entity. 2020 financial results excludes our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited, as well as our German valves business which was classified as held for sale, both in the fourth quarter of 2020.
(2) 2021 Adjusted financials are defined as Reported Operating Income, Operating Margin, Net Income and Diluted EPS under GAAP excluding our build-to-print actuation product line supporting the Boeing 737 MAX program which we exited, as well as our German valves business which was classified as held for sale, both in the fourth quarter of 2020, first year purchase accounting costs, specifically one-time backlog amortization and transaction costs associated with acquisitions, and a one-time, $3 million pension settlement charge related to the retirement of two former executives (within non-operating income).
(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2020 Adjusted Free Cash Flow guidance excludes a $150 million voluntary contribution made in January to the Company’s corporate defined benefit pension plan, a $20 million cash impact from restructuring, and a $10 million capital investment related to the new, state-of-the-art naval facility principally for DRG.

CURTISS-WRIGHT CORPORATION
2021 Sales Growth Guidance by End Market
As of February 24, 2021

Aerospace & Defense Markets	2021 % Change vs 2020
Aerospace Defense	2 - 4%
Ground Defense	100 - 105%
Naval Defense	Flat
Commercial Aerospace	Flat
Total Aerospace & Defense	6 - 8%

Commercial Markets
Power & Process	3 - 5%
General Industrial	9 - 11%
Total Commercial	6 - 8%

Total Curtiss-Wright Sales	6 - 8%

Notes:

(1) This table reflects the Company's new End Market Structure and Realignment effective Q1 2021, with all Commercial Aerospace market revenues shifting into a newly defined Total Aerospace & Defense market.

(2) The new Power & Process end market will be comprised of a) Nuclear and b) Process, while the new General Industrial end market will now be comprised of a) Industrial Vehicles and b) Industrial Automation and Services.

(3) Based on these changes, our new Power & Process revenues will be concentrated within the new Naval & Power segment, and the new General Industrial sales will be concentrated within the new Aerospace & Industrial segment.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
ADJUSTED HISTORICAL SEGMENT INFORMATION (UNAUDITED)
($'s in thousands)
The Corporation is issuing the below supplemental financial information by reportable segment for the 2020 and 2019 prior quarterly reporting periods to reflect the Corporation's first quarter 2021 segment reorganization.

	Three Months Ended
	3/31/2020	6/30/2020	9/30/2020	12/31/2020	FY 2020
Sales:
Aerospace & Industrial	$208,033	$165,701	$172,243	$192,214	$738,191
Defense Electronics	139,582	139,813	149,073	182,173	610,641
Naval & Power	228,048	227,189	228,626	267,079	950,943
Total sales	$575,663	$532,703	$549,942	$641,466	$2,299,774

Operating income (expense):
Aerospace & Industrial	$28,420	$12,798	$22,898	$33,718	$97,835
Defense Electronics	26,840	33,545	38,649	45,337	144,372
Naval & Power	33,499	38,324	42,002	57,041	170,866
Total segments	$88,760	$84,668	$103,549	$136,096	$413,073
Corporate and other	(11,816)	(8,114)	(7,740)	(9,908)	(37,579)
Total operating income	$76,943	$76,554	$95,809	$126,188	$375,494

Operating margins:
Aerospace & Industrial	13.7%	7.7%	13.3%	17.5%	13.3%
Defense Electronics	19.2%	24.0%	25.9%	24.9%	23.6%
Naval & Power	14.7%	16.9%	18.4%	21.4%	18.0%
Total Curtiss-Wright	13.4%	14.4%	17.4%	19.7%	16.3%

Segment margins	15.4%	15.9%	18.8%	21.2%	18.0%

	Three Months Ended
	3/31/2019	6/30/2019	9/30/2019	12/31/2019	FY 2019
Sales:
Aerospace & Industrial	$215,219	$230,304	$218,066	$228,887	$892,477
Defense Electronics	110,301	133,709	134,965	146,468	525,442
Naval & Power	229,406	247,971	233,412	250,100	960,888
Total sales	$554,926	$611,983	$586,443	$625,455	$2,378,807

Operating income (expense):
Aerospace & Industrial	$26,628	$38,736	$30,109	$33,510	$128,984
Defense Electronics	16,864	28,511	36,407	39,353	121,136
Naval & Power	34,989	45,598	41,643	51,826	174,057
Total segments	$78,482	$112,845	$108,160	$124,689	$424,176
Corporate and other	(9,115)	(10,314)	(6,917)	(8,441)	(34,787)
Total operating income	$69,367	$102,530	$101,243	$116,248	$389,389

Operating margins:
Aerospace & Industrial	12.4%	16.8%	13.8%	14.6%	14.5%
Defense Electronics	15.3%	21.3%	27.0%	26.9%	23.1%
Naval & Power	15.3%	18.4%	17.8%	20.7%	18.1%
Total Curtiss-Wright	12.5%	16.8%	17.3%	18.6%	16.4%

Segment margins	14.1%	18.4%	18.4%	19.9%	17.8%

Notes: Full year amounts may not add due to rounding.

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE: CW) is a global innovative company that delivers highly engineered, critical function products and services to the commercial, industrial, defense and energy markets. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing reliable solutions through trusted customer relationships. The company employs approximately 8,200 people worldwide. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, future cash flow from operations, and potential impacts of the COVID-19 pandemic are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; the impact of a global pandemic or national epidemic, and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com